Exhibit 10.46
Execution Copy
CONTINUING GUARANTY
THIS CONTINUING GUARANTY (“Guaranty”), dated as of February 29, 2008, is executed and delivered by Midway Games Inc., a Delaware corporation (“Parent”), Midway Games West Inc., a California corporation, Midway Interactive Inc., a Delaware corporation, Midway Sales Company, LLC, a Delaware limited liability company, Midway Home Studios Inc., a Delaware corporation, Surreal Software Inc., a Washington corporation, Midway Studios – Austin Inc., a Texas corporation and Midway Studios – Los Angeles Inc., a California corporation (collectively, the “Guarantors”, and each individually, a “Guarantor”) in favor of National Amusements, Inc., a Maryland corporation (“Lender”) and in light of the following:
          FACT ONE: Midway Home Entertainment Inc., a Delaware corporation, and Midway Amusement Games, LLC, a Delaware limited liability company (together, the “Borrowers” and each, individually, a “Borrower”), the Guarantors as credit parties and Lender are, contemporaneously herewith, entering into the Secured Loan Documents (as hereinafter defined); and
          FACT TWO: In order to induce Lender to extend loans or other financial accommodations to Borrowers pursuant to the Secured Loan Documents, and in consideration thereof, each Guarantor has agreed to guarantee the Guaranteed Obligations.
          NOW, THEREFORE, in consideration of the foregoing, each Guarantor hereby agrees, in favor of Lender, as follows:
          1. Definitions and Construction.
          (a) Definitions. The following terms, as used in this Guaranty, shall have the following meanings:
          “Bankruptcy Code” means The Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101-1330), as amended or supplemented from time to time, and any successor statute, and any and all rules issued or promulgated in connection therewith.
          “Guaranteed Obligations” means any and all obligations, indebtedness, or liabilities of any kind or character owed by any Borrower to Lender pursuant to the Secured Loan Documents (but, for the absence of doubt, expressly excluding any obligations under the Unsecured Loan Agreement and the Subordinated Loan Agreement and all documents and instruments entered into by the Parent in connection therewith), including all such obligations, indebtedness, or liabilities, whether for principal, interest (including any interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts), premium, reimbursement obligations, fees, costs, expenses (including, attorneys’ fees), or indemnity obligations, whether heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily made, incurred, or created, whether secured or unsecured (and if secured, regardless of the nature or extent of the security), whether absolute or contingent, liquidated or unliquidated, determined or indeterminate, whether any Borrower is liable individually or jointly with others, and whether recovery is or hereafter becomes barred by any statute of limitations or otherwise becomes unenforceable for any reason whatsoever, including any act or failure to act by Lender.
          “Secured Loan Agreement” shall mean that certain Loan and Security Agreement dated as of February 29, 2008 by and among Lender, Borrowers and each of the Guarantors, as amended, restated, supplemented or otherwise modified and in effect from time to time.
          “Secured Loan Documents” shall mean the Secured Loan Agreement, any promissory notes issued by any Borrower in connection therewith, and any documents, instruments, and agreements made or issued by any Guarantor or any Borrower in connection therewith which either now or in the future exist, but expressly excluding the Unsecured Loan Agreement and the Subordinated Loan Agreement and all documents and instruments entered into by the Parent in connection therewith.
          “Subordinated Loan Agreement” shall mean that certain Unsecured Subordinated Loan Agreement dated as of February 29, 2008 by and among Parent and Lender, as amended, restated, supplemented or otherwise modified and in effect from time to time.
          “Unsecured Loan Agreement” shall mean that certain Unsecured Loan Agreement dated as of February 29, 2008 by and among Parent and Lender, as amended, restated, supplemented or otherwise modified and in effect from time to time.
          (b) Construction. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term “including” is not limiting. The words “hereof”, “herein”, “hereby”, “hereunder”, and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Any reference herein to any of the Secured Loan Documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or any Guarantor, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by each Guarantor, Lender, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Lender and each Guarantor.
          2. Guaranteed Obligations. Guarantors hereby irrevocably and unconditionally guarantee, on a joint and several basis, to Lender, as and for its own debt, until the Guaranteed Obligations have been Paid in Full (as defined in the Secured Loan Agreement), (a) payment of the Guaranteed Obligations, in each case when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of each Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by Borrowers of all of the agreements, conditions, covenants, and obligations of Borrowers contained in the Secured Loan Documents.
          Notwithstanding any provision of this Guaranty to the contrary, it is intended that this Guaranty, and any Liens granted by each Guarantor to secure the obligations and liabilities arising pursuant to this Guaranty, not constitute a “Fraudulent Conveyance” (as defined below). Consequently, each Guarantor agrees that if this Guaranty, or any Liens securing the obligations and liabilities arising pursuant to this Guaranty, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Guaranty and each such Lien shall be valid and enforceable only to the maximum extent that would not cause this Guaranty or such Lien to constitute a Fraudulent Conveyance, and this Guaranty shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance or fraudulent transfer under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.
          3. Continuing Guaranty. This Guaranty includes Guaranteed Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guaranteed Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guaranteed Obligations after prior Guaranteed Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Guaranty as to future indebtedness under the Secured Loan Documents. If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Lender, (b) no such revocation shall apply to any Guaranteed Obligations in existence on such date (including, any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guaranteed Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Lenders in existence on the date of such revocation, (d) no payment by any Guarantor, any Borrower, or from any other source, prior to the date of such revocation shall reduce the maximum obligation of any Guarantor hereunder, and (e) any payment by any Borrower or from any source other than any Guarantor, subsequent to the date of such revocation, shall first be applied to that portion of the Guaranteed Obligations as to which the revocation is effective and which are not, therefore, guaranteed hereunder, and to the extent so applied shall not reduce the maximum obligation of any Guarantor hereunder.
          4. Performance Under This Guaranty. In the event that any Borrower fails to make any payment of any Guaranteed Obligations on or before the due date thereof, or if any Borrower shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (b) of Section 2 hereof in the manner provided in the Secured Loan Documents, each Guarantor immediately shall cause such payment to be made or each of such obligations to be performed, kept, observed, or fulfilled.
          5. Primary Obligations. This Guaranty is a primary and original obligation of each Guarantor, is not merely the creation of a surety relationship, and is an absolute,

unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the issuance of the notes, if any, issued in connection with the Secured Loan Agreement. Each Guarantor agrees that it is directly, jointly and severally with any other guarantor of the Guaranteed Obligations, liable to Lender, that the obligations of each Guarantor hereunder are independent of the obligations of any Borrower or any other guarantor, and that a separate action may be brought against each Guarantor whether such action is brought against any Borrower or any other guarantor or whether any Borrower or any such other guarantor is joined in such action. Each Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Lender of whatever remedies it may have against any Borrower or any other guarantor, or the enforcement of any lien or realization upon any security Lender may at any time possess. Each Guarantor agrees that any release that may be given by Lender to any Borrower or any other guarantor shall not release such Guarantor. Each Guarantor consents and agrees that Lender shall be under no obligation to marshal any assets of any Borrower or any other guarantor in favor of any Guarantor, or against or in payment of any or all of the Guaranteed Obligations.
          6. Waivers.
          (a) To the maximum extent permitted by law, each Guarantor hereby waives: (1) notice of acceptance hereof; (2) notice of any loans or other financial accommodations made or extended under the Secured Loan Documents or the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor’s right to make inquiry of Lender to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of any Borrower or of any other fact that might increase any Guarantor’s risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Secured Loan Documents; (6) notice of any event of default under the Secured Loan Documents; and (7) all other notices (except if such notice is specifically required to be given to any Guarantor hereunder or under any Secured Loan Document to which any Guarantor is a party) and demands to which any Guarantor might otherwise be entitled.
          (b) To the maximum extent permitted by law, each Guarantor hereby waives the right by statute or otherwise to require Lender to institute suit against any Borrower or to exhaust any rights and remedies, which Lender has or may have against any Borrower. In this regard, each Guarantor agrees that it is bound to the payment of all Guaranteed Obligations, whether now existing or hereafter accruing, as fully as if such Guaranteed Obligations were directly owing to Lender by each such Guarantor. Each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of any Borrower or by reason of the cessation from any cause whatsoever of the liability of any Borrower in respect thereof.
          (c) To the maximum extent permitted by law, each Guarantor hereby waives: (1) any rights to assert against Lender any defense (legal or equitable), set-off, counterclaim, or claim which each Guarantor may now or at any time hereafter have against any Borrower or any other party liable to Lender; (2) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; and (3) any defense arising by reason of any claim or defense based upon an election of remedies by Lender including any defense based upon an election of remedies by Lender under the provisions of Sections 580d and 726 of the California code of Civil Procedure, or any similar law of California or any other jurisdiction.
          (d) To the maximum extent permitted by law, until the Guaranteed Obligations are Paid in Full, each Guarantor hereby agrees not to exercise its right of subrogation any Guarantor has or may have as against any Borrower with respect to the Guaranteed Obligations. In addition, until the Guaranteed Obligations are Paid in Full, each Guarantor hereby agrees not to proceed against any Borrower, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which any Guarantor may now have or hereafter have as against any Borrower with respect to the Guaranteed Obligations. Until the Guaranteed Obligations are Paid in Full, each Guarantor also hereby waives any rights to recourse to or with respect to any asset of any Borrower.
          7. Releases. Each Guarantor consents and agrees that, without notice to or by any Guarantor and without affecting or impairing the obligations of any Guarantor hereunder, Lender may, by action or inaction:
     (i) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Secured Loan Documents;
     (ii) release all or any one or more parties to any one or more of the Secured Loan Documents or grant other indulgences to any Borrower in respect thereof;
     (iii) amend or modify in any manner and at any time (or from time to time) any of the Secured Loan Documents; or
     (iv) release or substitute any other guarantor, if any, of the Guaranteed Obligations, or enforce, exchange, release, or waive any security for the Guaranteed Obligations (including, the collateral referred to in Section 18 hereof) or any other guaranty of the Guaranteed Obligations, or any portion thereof.
          8. No Election. Lender shall have the right to seek recourse against any Guarantor to the fullest extent provided for herein, and no election by Lender to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Lender’s right to proceed in any other form of action or proceeding or against other parties unless Lender has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Lender under any document or instrument evidencing the Guaranteed Obligations shall serve to diminish the liability of any Guarantor under this Guaranty except to the extent that Lender finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

          9. Indefeasible Payment. The Guaranteed Obligations shall not be considered Paid in Full for purposes of this Guaranty unless and until all payments to Lender are no longer subject to any right on the part of any person, including any Borrower, any Borrower as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of any Borrower’s assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. Upon such full and final performance and payment of the Guaranteed Obligations whether by any Guarantor or any Borrower, Lender shall have no obligation whatsoever to transfer or assign its interest in the Secured Loan Documents to any Guarantor. In the event that, for any reason, any portion of such payments to Lender is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and each Guarantor shall be liable for the full amount Lender is required to repay plus any and all costs and expenses (including attorneys’ fees) paid by Lender in connection therewith.
          10. Financial Condition of Borrowers. Each Guarantor represents and warrants to Lender that each such Guarantor is currently informed of the financial condition of each Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor further represents and warrants to Lender that each such Guarantor has read and understands the terms and conditions of the Secured Loan Documents. Each Guarantor hereby covenants that each such Guarantor will continue to keep informed of each Borrower’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances that bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.
          11. Subordination. Each Guarantor hereby agrees that any and all present and future indebtedness of any Borrower owing to any Guarantor is subject to that certain Intercompany Subordination Agreement, dated as of February 29, 2008, by and among the Guarantors, the Borrowers and Lender and postponed in favor of and subordinated to payment, in full, in cash, of the Guaranteed Obligations.
          12. Payments; Application. All payments to be made hereunder by any Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. All payments made by any Guarantor hereunder shall be applied as follows: first, to all costs and expenses (including attorneys’ fees) incurred by Lender in enforcing this Guaranty or in collecting the Guaranteed Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to Lender constituting Guaranteed Obligations; and third, to the balance of the Guaranteed Obligations.
          13. Attorneys’ Fees and Costs. Each Guarantor agrees to pay, on demand, all reasonable attorneys’ fees and all other costs and expenses which may be incurred by Lender in the enforcement of this Guaranty or in any way arising out of, or consequential to the protection, assertion, or enforcement of the Guaranteed Obligations (or any security therefor), whether or not suit is brought.
          14. Contribution with Respect to Guaranteed Obligations.

          (a) To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, from and after the time the Guaranteed Obligations have been Paid in Full, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
          (b) As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.
          (c) This Section 14 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 14 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.
          (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.
          15. Notices. All notices or demands by any Guarantor or Lenders to the other relating to this Guaranty shall be in writing and either personally served or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telefacsimile, and shall be deemed to be given for purposes of this Guaranty on the day that such writing is received by the party to whom it is sent. Unless otherwise specified in a notice sent or delivered in accordance with the provisions of this section, such writing shall be sent, if to a Guarantor, then to the address of Guarantors as set forth on the signature page hereof, and if to Lender, then as follows:
National Amusements, Inc.
200 Elm Street
Dedham MA 02026
Attn: Jerome Magner, Vice President,
Richard Sherman, Vice President, and Tad
Jankowski, General Counsel
Fax: [                                                            ]
          16. Cumulative Remedies. No remedy under this Guaranty or under any Secured Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or under any

Secured Loan Document, and those provided by law or in equity. No delay or omission by Lender to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
          17. Books and Records. Each Guarantor agrees that Lender’s books and records showing the account between Lender and Borrowers shall be admissible in any action or proceeding and shall be binding upon each Guarantor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.
          18. Collateral. The obligations of each Guarantor hereunder are secured as provided in the Secured Loan Agreement, and as further provided in the Stock Pledge Agreements (as defined in the Secured Loan Agreement).
          19. Severability of Provisions. Any provision of this Guaranty which is prohibited or unenforceable under applicable law, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.
          20. Entire Agreement; Amendments. This Guaranty constitutes the entire agreement between each Guarantor and Lender pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by each Guarantor and Lender. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar right or default or otherwise prejudice the rights and remedies hereunder.
          21. Successors and Assigns. The death of any Guarantor shall not terminate this Guaranty. This Guaranty shall be binding upon each Guarantor’s administrators, representatives, successors, and assigns and shall inure to the benefit of the successors and assigns of Lender; provided, however, each Guarantor shall not assign this Guaranty or delegate any of its duties hereunder without Lender’s prior written consent. Any assignment without the consent of Lender shall be absolutely void. In the event of any assignment or other transfer of rights by Lender, the rights and benefits herein conferred upon Lender shall automatically extend to and be vested in such assignee or other transferee.
          22. Obligations Joint and Several. Each Guarantor hereby agrees that such Guarantor is jointly and severally liable for the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Guaranteed Obligations owed or hereafter owing to Lender by each other Guarantor.
          23. Choice of Law and Venue.
          (a) THE VALIDITY OF THIS GUARANTY, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE

RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.
          (b) EACH PARTY TO THIS GUARANTY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF (1) THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS AND (2) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK (OR TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT), FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY. EACH PARTY TO THIS GUARANTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN IN AN INCONVENIENT FORUM.
          24. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS GUARANTY, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF ANY GUARANTOR, LENDER WITH RESPECT TO THIS GUARANTY, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH GUARANTOR HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT LENDER MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH GUARANTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
[Signature pages follow]

          IN WITNESS WHEREOF, each Guarantor has executed and delivered this Guaranty as of the date set forth in the first paragraph hereof.

MIDWAY GAMES INC.,
a Delaware corporation

By	/s/ Ryan G. O’Desky

Name	Ryan G. O’Desky
Title	Interim CFO

MIDWAY GAMES WEST INC.,
a California corporation

By	/s/ Ryan G. O’Desky
Name	Ryan G. O’Desky
Title	Interim CFO

MIDWAY INTERACTIVE INC.,
a Delaware corporation

By Name	/s/ Ryan G. O’Desky Ryan G. O’Desky
Title	Interim CFO

MIDWAY SALES COMPANY, LLC, a Delaware
limited liability company

By Name	/s/ Ryan G. O’Desky Ryan G. O’Desky
Title	Interim CFO
Guaranty – Signature Page

MIDWAY HOME STUDIOS INC., a Delaware corporation

By Name	/s/ Ryan G. O’Desky Ryan G. O’Desky
Title	Interim CFO

SURREAL SOFTWARE INC., a Washington corporation

By Name	/s/ Ryan G. O’Desky Ryan G. O’Desky
Title	Interim CFO

MIDWAY STUDIOS – AUSTIN INC., a Texas corporation

By Name	/s/ Ryan G. O’Desky Ryan G. O’Desky
Title	Interim CFO

MIDWAY STUDIOS — LOS ANGELES INC., a
California corporation

By Name	/s/ Ryan G. O’Desky Ryan G. O’Desky
Title	Interim CFO

Guarantors’ Address:
2704 West Roscoe Street
Chicago, Illinois 60618
Telephone 773-961-2222
Telefacsimile. 773-961-2299
Guaranty – Signature Page